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                                                                     EXHIBIT 5.1


                               December 20, 1996



Covance Inc.
210 Carnegie Center
Princeton, NJ  08540-6233

               Re:    Covance Inc.
                      Registration Statement on Form S-8
                      -----------------------------------


Gentlemen and Ladies:

          I am issuing this opinion in my capacity as General Counsel of Covance Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on a Registration Statement on Form S-8 (the "Registration Statement").

          The Registration Statement relates to the issuance and sale of up to 1,000,000 shares of Common Stock pursuant to the Covance Inc. Employee Stock Purchase Plan comprising an employee benefit plan (the "Plan"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

          As such counsel, I have made such legal and factual examinations and inquiries as I have deemed advisable for the purpose of rendering this opinion. Based upon the foregoing, it is my opinion that the Common Stock, when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

          The opinions contained herein relate solely to the Delaware General Corporation Law, and I express no opinion herein concerning the laws of any other jurisdiction.

          This opinion is rendered to the Company in connection with the filing by the Company of the Registration Statement with the SEC pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. The opinions expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.
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Covance Inc.
December 20, 1996
Page 2


          I hereby consent to the reference to myself under the caption "Legal Matters" in the prospectus included in the Registration Statement. I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                              Very truly yours,



                              /s/ Jeffrey S. Hurwitz
                              --------------------------------
                              Jeffrey S. Hurwitz
                              Corporate Senior Vice President,
                              General Counsel and
                              Secretary